CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information and to the use of our report dated July 26, 2018 relating to the financial statements of Xtrackers MSCI Emerging Markets Hedged Equity ETF, Xtrackers MSCI EAFE Hedged Equity ETF, Xtrackers MSCI Germany Hedged Equity ETF, Xtrackers MSCI Japan Hedged Equity ETF, Xtrackers MSCI Asia Pacific ex Japan Hedged Equity ETF, Xtrackers MSCI Europe Hedged Equity ETF, Xtrackers MSCI United Kingdom Hedged Equity ETF, Xtrackers MSCI All World ex US Hedged Equity ETF, Xtrackers MSCI South Korea Hedged Equity ETF, Xtrackers MSCI All World ex US High Dividend Yield Equity ETF, Xtrackers MSCI EAFE High Dividend Yield Equity ETF, Xtrackers Germany Equity ETF, Xtrackers Eurozone Equity ETF, Xtrackers MSCI Eurozone Hedged Equity ETF, Xtrackers Japan JPX-Nikkei 400 Equity ETF, Xtrackers High Yield Corporate Bond – Interest Rate Hedged ETF, Xtrackers Investment Grade Bond – Interest Rate Hedged ETF, Xtrackers Emerging Markets Bond – Interest Rate Hedged ETF, Xtrackers Municipal Infrastructure Revenue Bond ETF, Xtrackers Harvest CSI 300 China A-Shares ETF, Xtrackers CSI 300 China A-Shares Hedged Equity ETF (which was renamed Xtrackers MSCI China A Inclusion Equity ETF on June 4, 2018), Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF and Xtrackers MSCI All China Equity ETF for the fiscal year ended May 31, 2018, which is incorporated by reference in this Post-Effective Amendment No. 430 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ Ernst & Young LLP

New York, New York

September 21, 2018